UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

	FORM	8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):			April 14, 2021
CATERPILLAR INC.
(Exact name of registrant as specified in its charter)
Delaware	1-768		37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S Employer Identification No.)

510 Lake Cook Road,	Suite 100,	Deerfield,	Illinois	60015
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code:		(224)	551-4000
Former name or former address, if changed since last report:			N/A

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
8% Debentures due February 15, 2023	CAT23	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of
1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period
for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 16, 2021, Caterpillar Inc. (the "Company") announced that Mr. Juan Gallardo and Mr. William A. Osborn resigned from the Board of Directors (the “Board”), effective as of April 14, 2021. Mr. Gallardo's and Mr. Osborn's decisions to resign were not the result of any disagreement with the Company.

The Company also announced that on April 14, the Board elected Mr. David W. MacLennan as a member of the Board effective the same day. Mr. MacLennan will serve as a member of the Audit Committee. Mr. MacLennan's compensation will be consistent with the standard compensatory agreement non-employee directors described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 29, 2020, under the heading “Director Compensation.”

A copy of the Company’s press release announcing the resignation of Mr. Gallardo and Mr. Osborn and the election of Mr. MacLennan is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
    (d) Exhibits.

Exhibit
Number	Description

99.1	Caterpillar Inc. press release dated April 16, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

April 16, 2021	By:	/s/ Suzette M. Long
Suzette M. Long Chief Legal Officer & General Counsel